SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) May 10, 2002

                          PHOENIX FOOTWEAR GROUP, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

         0-774                                             15-0327010
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(Commission File Number)                       (IRS Employer Identification No.)

450 North Main Street, Old Town, Maine                       04468
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(Address of Principal Executive Offices)                  (Zip Code)

                                 (207) 827-4431
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              (Registrant's Telephone Number, Including Area Code)

                              DANIEL GREEN COMPANY
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          (Former Name or Former Address, if Changed Since Last Report)

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events.

     The stockholders of Daniel Green Company, voting at their Annual Meeting on May 10, 2002 approved by the necessary two-thirds vote the Agreement and Plan of Merger whereby Daniel Green Company, a Massachusetts corporation, agreed to merge with and into its wholly owned subsidiary, Phoenix Footwear Group, Inc., a Delaware corporation which is to be the survivor. Accordingly, a Certificate of Merger was filed with the Delaware Secretary of State and Articles of Merger were filed with the Massachusetts Secretary of State, making the merger effective on May 10, 2002.

     Each share of Daniel Green Company common stock, par value $2.50 per share, automatically became one share of Phoenix Footwear Group, Inc. common stock, par value $.01 per share.

     The Phoenix common stock has been listed on the American Stock Exchange and will trade under the symbol PXG, starting May 20, 2002. Until then it will trade on NASDAQ under the Daniel Green symbol DAGR.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         PHOENIX FOOTWEAR GROUP, INC.
                                         (formerly Daniel Green Company)


Date: May 10, 2002                       By: /s/ James R. Riedman
                                             -----------------------------------
                                                  James R. Riedman
                                                  Chairman and CEO